EXHIBIT-2


                                POWER OF ATTORNEY

STATE OF :        TEXAS
COUNTY OF:        BEXAR

Know all men by these presents that the undersigned Senior Vice President and Principal Accounting and Financial Officer of USAA Life Insurance Company, a Texas corporation, constitutes and appoints Mark S. Howard and W. James Nabholz, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities to sign registration statements on any form or forms filed under the Securities Act of 1933 and the Investment Company Act of 1940 and any and all amendments thereto, with all exhibits, instruments, and other documents necessary or appropriate in connection therewith and to file them with the Securities and Exchange Commission or any other regulatory authority as may be necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact and agent or substitute, may lawfully do or cause to be done by virtue hereof.

s/EDWIN T. MCQUISTON                                  Date  1/19/06

Edwin T. McQuiston
Senior Vice President
Principal Accounting and Financial Officer
USAA Life Insurance Company




On this 19th day of January, 2006, before me, Cindy J. Lothringer, the undersigned Notary Public, personally appeared Edwin T. McQuiston, known to me to be the person whose name is subscribed to the above Power of Attorney, and acknowledged that he executed it.

WITNESS my hand and official seal

My Commission Expires 12/16/2008                s/CINDY J. LOTHRINGER
                                                Notary Public
                                                State of Texas